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                                                                    EXHIBIT 99.1

[SCHAWK LOGO]


AT SCHAWK, INC.:                    AT DRESNER CORPORATE SERVICES:
JAMES J. PATTERSON                  PHILIP KRANZ
SR. VP AND CFO                      312-780-7240
847-827-9494                        PKRANZ@DRESNERCO.COM
JPATTERSON@SCHAWK.COM


                SCHAWK, INC. ANNOUNCES REGULAR QUARTERLY DIVIDEND

DES PLAINES, IL, (AUGUST 26, 2005) -- SCHAWK, INC. -- (NYSE: SGK), one of North America's leading providers of digital imaging prepress services to the consumer products industry, today reported that the board of directors has declared a regular quarterly dividend of $0.0325 per share, payable on September 30, 2005, to Schawk, Inc. Class A common stockholders of record as of September 15, 2005. This will be the 113th consecutive dividend paid by Schawk, Inc. and its predecessor company.

Schawk, Inc., headquartered in suburban Chicago, is a leading supplier of digitized high resolution color graphic services, brand consulting and design and an array of digitally based workflow solutions, all aimed at bringing enhanced value to its clients. Schawk provides these advanced services for the food, beverage, health & beauty, pharmaceutical, home care and consumer products packaging, point of sale, retail and advertising markets.

     FOR MORE INFORMATION ABOUT SCHAWK, VISIT OUR WEBSITE AT www.schawk.com.



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